UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
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SANDISK CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SANDISK CORPORATION
140 Caspian Court
Sunnyvale, California 94089
Dear Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of SanDisk Corporation (the “Company”), which will be held on May 25, 2006 at 8:00 a.m., local time, at the Network Meeting Center at Techmart, 5201 Great America Parkway, Santa Clara, California 95054.
      At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect seven (7) Directors of the Company, (ii) to approve amendments to the Company’s 2005 Incentive Plan (the “2005 Plan”) which will increase the number of shares of common stock (the “Common Stock”) reserved for issuance under the 2005 Plan by an additional        ●        shares and give the Company the flexibility to grant cash bonus opportunities under the 2005 Plan intended to satisfy the requirements for deductibility under applicable tax law; (iii) to approve an amendment to the Company’s Certificate of Incorporation, increasing the authorized amount of Common Stock from 400,000,000 shares to 800,000,000 shares, and (iv) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.
      The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, the Company’s Board of Directors has unanimously approved the proposals and recommends that you vote FOR each proposal.
      After reading the Proxy Statement, please mark, sign, date and return the enclosed proxy card in the accompanying reply envelope, or call the toll-free number or use the internet by following the instructions included with your proxy card, whether or not you plan to attend the annual meeting in person. Please vote as promptly as possible but no later than prior to the closing of the polls for the Annual Meeting. If you decide to attend the Annual Meeting and would prefer to vote in person, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY, VOTE VIA TELEPHONE OR INTERNET OR ATTEND THE ANNUAL MEETING IN PERSON.
      A copy of the Company’s 2005 Annual Report on Form 10-K has been mailed concurrently herewith to all stockholders entitled to notice of and to vote at the Annual Meeting.
      We look forward to seeing you at the Annual Meeting.

Sincerely yours,

Eli Harari
President and Chief Executive Officer
Sunnyvale, California April 13, 2006
IMPORTANT
Please read the attached proxy statement carefully and mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope, or call the toll-free telephone number or use the internet by following the instructions included with your proxy card so that if you are unable to attend the Annual Meeting, your shares may be voted.

SANDISK CORPORATION
140 Caspian Court
Sunnyvale, California 94089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 25, 2006
To Our Stockholders:
     You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of SanDisk Corporation, a Delaware corporation (the “Company”), to be held on May 25, 2006 at 8:00 a.m., local time, at the Network Meeting Center at Techmart, 5201 Great America Parkway, Santa Clara, California 95054, for the following purposes:

1. To elect seven (7) Directors to serve for the ensuing year or until their respective successors are duly elected and qualified. The nominees are Dr. Eli Harari, Irwin Federman, Steven J. Gomo, Eddy W. Hartenstein, Catherine P. Lego, Michael E. Marks and Dr. James D. Meindl.

2. To approve amendments that would increase the number of authorized shares under the SanDisk Corporation 2005 Incentive Plan and give the Company the flexibility to grant cash bonus opportunities under the plan intended to satisfy the requirements for deductibility under applicable tax law.

3. To approve an amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized Common Stock from 400,000,000 shares to 800,000,000 shares.

4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
     The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice. The Board of Directors has unanimously approved the proposals described in the Proxy Statement and recommends that you vote “FOR” each proposal.
     Only stockholders of record at the close of business on March 28, 2006 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.
     All stockholders are cordially invited and encouraged to attend the Annual Meeting. In any event, to ensure your representation at the meeting, please carefully read the accompanying Proxy Statement which describes the matters to be voted on at the Annual Meeting and mark, sign, date and return the enclosed proxy card in the reply envelope provided, or call the toll-free telephone number or use the internet by following the instructions included with your proxy card. Should you receive more than one proxy because your shares are registered in different names and addresses, please sign and submit all proxy cards or grant each proxy by telephone or through the internet to ensure that all of your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card or your prompt use of the toll-free telephone number or the internet to grant your proxy will assist us in preparing for the Annual Meeting.
     We look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors,

Eli Harari
President and Chief Executive Officer
Sunnyvale, California
April 13, 2006
     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, WE URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE, OR CALL THE TOLL-FREE TELEPHONE NUMBER OR USE THE INTERNET BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
SANDISK CORPORATION
TO BE HELD MAY 25, 2006
GENERAL
      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SanDisk Corporation, a Delaware corporation (the “Company,” “SanDisk,” “we” or “our”), of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 25, 2006, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record at the close of business on March 28, 2006 will be entitled to vote at the Annual Meeting. The Annual Meeting will be held at 8:00 a.m., local time, at the Network Meeting Center at Techmart, 5201 Great America Parkway, Santa Clara, California 95054.
      This Proxy Statement and the enclosed proxy card will be first mailed to stockholders entitled to vote at the Annual Meeting on or about April 13, 2006.
VOTING RIGHTS
      The close of business on March 28, 2006 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At the record date, the Company had approximately      ●     shares of Common Stock outstanding and entitled to vote at the Annual Meeting, held by approximately      ●      stockholders of record. Each holder of record at the close of business on March 28, 2006 is entitled to one vote for each share of Common Stock so held. In the election of Directors, however, cumulative voting is authorized for all stockholders if any stockholder gives notice at the meeting, prior to voting for the election of Directors, of his or her intention to cumulate votes. Under cumulative voting, a stockholder may cumulate votes and give to one nominee a number of votes equal to the number of Directors to be elected (seven at this meeting) multiplied by the number of votes to which such stockholder is entitled, or may distribute such number among any or all of the nominees. The seven candidates receiving the highest number of votes will be elected. The Company’s Board of Directors (the “Board of Directors” or the “Board”) is soliciting discretionary authority to vote proxies cumulatively in the event a stockholder gives notice of an intent to cumulate votes. A majority of the shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.
      If any stockholder is unable to attend the Annual Meeting, the stockholder may vote by proxy. The enclosed proxy is solicited by the Board of Directors and, when the proxy card is returned and is properly completed, or the proxy is granted by telephone or through the internet, the proxy will be voted as directed by the stockholder. Stockholders are urged to specify their choices on the enclosed proxy card or through the telephone or internet voting process. If you sign and return the proxy card, or grant your proxy by telephone or through the internet, but do not vote on a proposal, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted FOR Proposals 1, 2, 3 and 4, and will be voted in the proxy holders’ discretion as to other matters that may properly come before the Annual Meeting.
      The affirmative vote of a plurality of the shares present or represented at the meeting and voting is required for the election of Directors (Proposal 1). The affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote is required for the approval of the amendment to the Company’s 2005 Incentive Plan (Proposal 2). The affirmative vote of a majority of the issued and outstanding shares of Common Stock is required for the approval of an amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of Common Stock (Proposal 3). The affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote is required for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm (Proposal 4). An automated system administered by the Company’s transfer agent tabulates stockholder votes. Abstentions and broker non-votes are each included in determining the number of shares present and voting at the Annual Meeting for purposes of determining the presence or absence of a quorum, and each is tabulated separately. Abstentions with respect to any matter other than the election of Directors (Proposal 1) will be treated as shares present or represented by proxy and entitled to vote on that matter and will thus have the same effect as negative votes. If shares are not voted by the bank, broker or other financial institution which is the record holder of the shares but who does not receive voting instructions from the beneficial owners of those shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares, or “broker non-votes,” are deemed not to be entitled to vote on the matter and accordingly are not counted for purposes of determining whether stockholder approval of that matter has been obtained with respect to Proposals 2 and 4 and would have the same effect as negative votes for Proposal 3.
REVOCABILITY OF PROXIES
      Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.
SOLICITATION OF PROXIES
      The Company will bear the cost of soliciting proxies. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for the costs they incur to forward the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, facsimile, or other means by Directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. The Company has retained a proxy solicitation firm, The Altman Group, Inc., to aid it in the solicitation process. The Company will pay that firm a fee equal to $7,000 plus reasonable customary expenses. Following the original mailing of the proxies and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.
STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING
      Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2007 Annual Meeting must be received no later than December 14, 2006 in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board of Directors for the 2007 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal before February 27, 2007.
      The Annual Report on Form 10-K of the Company for the fiscal year ended January 1, 2006 (the “2005 fiscal year” or “fiscal 2005”) has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy soliciting material.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
      The current Board of Directors consists of eight members. Following the resignation of director Alan F. Shugart effective as of the Annual Meeting, there will be one vacancy on the Board of Directors. The Board of Directors has not nominated an individual to fill the vacancy. It is intended that the proxies will be voted for the seven nominees named below for election to the Company’s Board of Directors unless authority to vote for any such nominee is withheld. There are seven nominees, each of whom is currently a Director of the Company. Five of the current Directors being nominated for reelection were elected to the Board of Directors by the stockholders at the last annual meeting. Mr. Hartenstein was appointed to the Board of Directors on November 23, 2005 and Mr. Gomo was appointed to the Board of Directors on December 9, 2005. Directors elected to the Board of Directors will serve for the ensuing year or until their respective successors are duly elected and qualified. Each nominee has been recommended for nomination by the Nominating and Governance Committee, has been nominated by the Board for election and has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxyholders will vote the proxies received by them “FOR” the nominees named below. The seven candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the Annual Meeting will be elected Directors of the Company. The proxies solicited by this Proxy Statement may not be voted for more than seven nominees.
NOMINEES
      Set forth below is information regarding the nominees to the Board of Directors.

			First Elected/Appointed
Name	Position(s) with the Company	Age	As a Director

Dr. Eli Harari(1)	President, Chief Executive Officer and Director	60	1988
Irwin Federman(2)	Chairman of the Board and Director	70	1988
Steven J. Gomo(2)	Director	54	2005
Eddy W. Hartenstein	Director	55	2005
Catherine P. Lego(2)	Director	49	2004	(5)
Michael E. Marks(3)(4)	Director	55	2003
Dr. James D. Meindl(3)	Director	72	1989

(1)	Member of the Special Option Committee

(2)	Member of the Audit Committee

(3)	Member of the Compensation Committee

(4)	Member of the Nominating and Governance Committee

(5)	Ms. Lego served as a Director of the Company from 1989 to 2002 and returned to the Board of Directors in May 2004.
BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION AS DIRECTORS
      Dr. Harari has served as President and Chief Executive Officer and as a Director of the Company since SanDisk’s inception in 1988. Dr. Harari is a pioneer in non-volatile semiconductor storage with more than 100 U.S. and foreign patents and numerous technical articles and has more than 30 years of experience in the electronics industry. His extensive operational and technological development experiences include co-founding Waferscale Integration, overseeing the development and transfer into production of Intel Corporation’s first-generation stepper and dry etch technology, and technical management positions at Hughes Aircraft and Honeywell, Inc. He holds a M.A. and Ph.D. in Solid State Sciences from Princeton University and a B.S. (Honors) degree in Physics from Manchester University. Dr. Harari is also a board member of Tower Semiconductor Ltd., a public company in which SanDisk holds a minority investment.
      Mr. Federman has served as a Director of the Company since September 1988. Mr. Federman has been a general partner in U.S. Venture Partners, a venture capital firm, since April 1990. Mr. Federman also serves as a director for Check Point Software Technologies Ltd., a security software company, and various private corporations. Mr. Federman holds a B.S. in Economics from Brooklyn College.
      Mr. Gomo has served as a Director of the Company since December 2005. Mr. Gomo serves as Executive Vice President, Finance and Chief Financial Officer of Network Appliance, Inc. Prior to joining Network Appliance, Inc. in August 2002, Mr. Gomo served as Chief Financial Officer of Gemplus International S.A. from November 2000 to April 2002, as Chief Financial Officer of Asera, Inc. from February 2000 to November 2000, and as Chief Financial Officer of Silicon Graphics, Inc. from February 1998 to February 2000. Previously, Mr. Gomo spent 24 years at Hewlett-Packard Company serving in various positions including finance, financial management, manufacturing and general management. Mr. Gomo holds a bachelor’s degree from Oregon State University and a masters of business administration from Santa Clara University. Mr. Gomo was a director of Macromedia, Inc. from April 2004 to December 2005.
      Mr. Hartenstein has served as a Director of the Company since November 2005. Mr. Hartenstein served as Chairman and Chief Executive Officer of DIRECTV, Inc., a television service provider, from its inception in 1990 through 2003, when News Corporation purchased a controlling interest in the company. He continued as vice chairman of The DIRECTV Group through 2004 when he retired. Mr. Hartenstein received B.S. degrees in Aerospace Engineering and Mathematics from California State Polytechnic University, Pomona and he received an M.S. degree in Applied Mechanics from the California Institute of Technology in 1974. He is a member of the National Academy of Engineering and was inducted into the Broadcasting and Cable Hall of Fame in 2002. Mr. Hartenstein also serves on the boards of XM Satellite Radio Holdings Inc., Thomson S.A. (Thomson Multimedia) and the Consumer Electronics Association.
      Ms. Lego served as a Director of the Company from 1989 to 2002 and returned to the Board in May 2004. Ms. Lego has been a General Partner of The Photonics Fund, an early stage venture fund focused on investing in components, modules and systems companies for the fiber optics telecommunications market since December 1999. She was a general partner at Oak Investment Partners from 1981-1992. Ms. Lego also serves as a director for WJ Communications, Inc., a public company that designs, develops and manufactures innovative broadband communications products for current and next generation fiber optic, broadband cable and wireless communications networks. Ms. Lego also serves as a director for Lam Research, a provider of wafer fabrication equipment and services for the semiconductor industry, and is a member of their Audit Committee. Ms. Lego received a B.A. from Williams College and an M.S. in Accounting from the New York University Graduate School of Business. She has previously practiced as a Certified Public Accountant.
      Mr. Marks has served as a Director of the Company since August 2003. On January 1, 2006, Mr. Marks joined Kohlberg Kravis Roberts & Co., a private equity firm, as a member of the firm. From January 1994 to January 1, 2006, Mr. Marks served as the Chief Executive Officer of Flextronics, Inc., a leading producer of advanced electronic manufacturing services. He was appointed Chairman of the Board of Flextronics effective upon his retirement as Chief Executive Officer on January 1, 2006, and he previously served as Chairman of the Board of Flextronics from 1993 to January 2003. Mr. Marks has served as a member of the board of directors of Flextronics since 1991, and also serves as a board member of KLA Tencor, a manufacturer of semiconductor fabrication equipment, Crocs, Inc., designer, manufacturer and marketer of footwear for men, women and children, Schlumberger Limited, an oil services company, and the Foundation for Cancer Research. Mr. Marks received a B.A. and M.A. from Oberlin College and his M.B.A. from Harvard Business School.
      Dr. Meindl has served as a Director of the Company since March 1989. Dr. Meindl has been the Joseph M. Pettit Chair Professor of Microelectronics at the Georgia Institute of Technology in Atlanta, Georgia since 1993. From 1986 to 1993, Dr. Meindl served as Senior Vice President for Academic Affairs and Provost of Rensselaer Polytechnic Institute. While at Stanford University from 1967 to 1986, he was the John M. Fluke Professor of Electrical Engineering and Director of the Stanford Electronics Laboratory and the Center for Integrated Systems. Dr. Meindl serves as a director of Zoran, Inc., a leading provider of digital solutions-on-a-chip for applications in the growing consumer electronics and digital imaging markets, and Stratex Networks, Inc., formerly DMC Stratex Networks, Inc., a provider of high-speed wireless transmission solutions. He will receive the 2006 IEEE Medal of Honor, the highest award presented by IEEE. Dr. Meindl holds a B.S., M.S. and Ph.D. in Electrical Engineering from Carnegie-Mellon University.
BOARD MEETINGS AND COMMITTEES
      The Board of Directors held nine (9) meetings during fiscal 2005. During fiscal 2005, each member of the Board of Directors attended or participated in seventy-five percent (75%) or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the fiscal year or the portion thereof following such person’s appointment to the Board and (ii) the total number of meetings held by all committees on which such director served during the past fiscal year or the portion thereof following such person’s appointment to one or more of those committees. There are no family relationships among executive officers or Directors of the Company. The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Special Option Committee.
Communications with the Board
      The Company encourages stockholder communications with its Board of Directors. Any stockholder communications with the Board of Directors of the Company may be submitted either via postal mail or email.

Postal Mail
      Postal mail submissions should be directed to the following address:

Board of Directors
c/o Investor Relations
SanDisk Corporation
140 Caspian Court
Sunnyvale, CA 94089

Email
      Individuals may also communicate with the Board by submitting an email to the Company’s Board at BOD@sandisk.com. Email submitted to this email address will be relayed to all Directors.

Communications Intended for Non-Management Directors
      Communications that are intended specifically for non-management Directors should be sent to the postal or email address above to the attention of the Chair of the Nominating and Governance Committee.
Company Policy Regarding Board Member Attendance at Annual Meetings
      The Company encourages attendance by each incumbent director and each nominee to the Board at its Annual Meeting of Stockholders. Five (5) out of the then-current six (6) board members attended the Company’s 2005 Annual Meeting of Stockholders.
Audit Committee
      The Audit Committee of the Board of Directors held six (6) meetings during fiscal 2005. The Audit Committee, which is comprised of Directors Federman, Gomo, Lego and Shugart, oversees on behalf of the Board of Directors, the integrity of the Company’s financial statements, the appointment, compensation, qualifications, independence and performance of the Company’s independent registered public accounting firm, the Company’s compliance with legal and regulatory requirements and the performance of the Company’s internal accounting, audit and financial controls. The Board of Directors adopted and approved a revised written charter for the Audit Committee in February 2005 that reflects new AICPA and SEC rules on auditor rotation. A current copy of this charter is available on the Company’s website at www.sandisk.com.

The Board of Directors has determined that Mr. Federman is an “audit committee financial expert” as defined by the Securities and Exchange Commission. The Board of Directors has determined that each of the members of this Committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. and also meets the additional criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.
Compensation Committee
      The Compensation Committee of the Board of Directors held eight (8) meetings during fiscal 2005. The Compensation Committee is comprised of Directors Marks, Meindl and Shugart. The Compensation Committee has overall responsibility for the Company’s compensation policies and determines the compensation payable to the Company’s executive officers, including their participation in certain of the Company’s employee benefit and stock option plans. The Board of Directors has determined that each of the members of this Committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. The Board of Directors adopted a charter for the Compensation Committee in February 2003. A current copy of this charter is available on the Company’s website at www.sandisk.com.
Nominating and Governance Committee
      The Nominating and Governance Committee of the Board of Directors (the “Nominating and Governance Committee”) held four (4) meetings during fiscal 2005 and met subsequent to the end of the last fiscal year to recommend to the full Board each of the nominees for election to the Board of Directors, as presented herein. At the time that Messrs. Hartenstein and Gomo were appointed to the Board of Directors, they were recommended to the full Board by the Nominating and Governance Committee and by the Company’s Chief Executive Officer and then appointed by the full Board. The Nominating and Governance Committee is comprised of Directors Marks and Shugart. The Board of Directors adopted a charter for the Nominating and Governance Committee in February 2003, which was last amended in August 2005. A current copy of this charter is available on the Company’s website at www.sandisk.com. The Nominating and Governance Committee identifies, considers and recommends director nominees to be selected by the Board of Directors for submission to vote at the Company’s annual stockholder meetings and to fill vacancies occurring between annual stockholder meetings, implements the Board’s criteria for selecting new Directors, develops or reviews and recommends corporate governance policies for the Board, and oversees the Board’s annual evaluation process. The Board of Directors has determined that each of the members of the Nominating and Governance Committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc.
Consideration of Director Nominees
Stockholder-Recommended Nominees
      The policy of the Nominating and Governance Committee is to consider properly submitted stockholder recommendations for nominees for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating the recommended nominees, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications.”
      The Nominating and Governance Committee will consider recommendations for nominees from stockholders. Stockholders may recommend individuals for consideration by submitting the materials set forth below to the Company addressed to the Chairman of the Nominating and Governance Committee at the Company’s address. If the nominees are intended to be considered by the Nominating and Governance Committee for recommendation to the Board for the slate of Directors to be voted on at the Company’s annual meeting (“Annual Meeting Nominees”), the written materials must be submitted within the time permitted for submission of a stockholder proposal for inclusion in the Company’s proxy statement for the subject annual meeting and such submission must also comply with the provisions for stockholder proposals set forth in the Company’s Bylaws. For all other vacancies, the written materials must be submitted at least 30 days prior to the time that the Committee meets to consider candidates for any vacancy. Stockholder nominees that are not Annual Meeting Nominees shall be considered if and when the Board determines to fill any vacancy on the Board.
      The written materials must include: (1) all information relating to the individual recommended that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including, with respect to Annual Meeting Nominees, such person’s written consent to being named in the proxy statement as a nominee and, with respect to all nominees, such person’s written consent to serving as a Director if elected); (2) the name(s) and address(es) of the stockholders making the recommendation and the amount of the Company’s securities which are owned beneficially and of record by such stockholder(s); (3) appropriate biographical information (including a business address and a telephone number) and a statement as to the individual’s qualifications, with a focus on the criteria described above; (4) a representation that the stockholder is a holder of record of stock of the Company entitled to vote on the date of submission of such written materials and (5) any material interest of the stockholder in the recommended nomination.
      Any stockholder nominations recommended for consideration by the Nominating and Governance Committee should be addressed to:

Chairman of the Nominating and Governance Committee
SanDisk Corporation
140 Caspian Court
Sunnyvale, CA 94089
Director Qualifications
      The Nominating and Governance Committee has established the following minimum criteria for evaluating prospective Board candidates:

•	Reputation for integrity, strong moral character and adherence to high ethical standards.

•	Holds or has held a generally recognized position of leadership in the community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment.

•	Demonstrated business acumen and experience, and ability to exercise sound business judgment in matters that relate to the current and long-term objectives of the Company.

•	Ability to read and understand basic financial statements and other financial information pertaining to the Company.

•	Commitment to understand the Company and its business, industry and strategic objectives.

•	Commitment and ability to regularly attend and participate in meetings of the Board of Directors, Board Committees and stockholders, number of other company boards on which the candidate serves and ability to generally fulfill all responsibilities as a Director of the Company.

•	Willingness to represent and act in the interests of all stockholders of the Company rather than the interests of a particular group.

•	Good health and ability to serve.

•	For prospective non-employee Directors, independence under SEC and applicable stock exchange rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director.

•	Willingness to accept the nomination to serve as a Director of the Company.

Other Factors for Potential Consideration
      The Nominating and Governance Committee will also consider the following factors in connection with its evaluation of each prospective nominee:

•	Whether the prospective nominee will foster a diversity of skills and experiences.

•	Whether the nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an “audit committee financial expert” under applicable SEC and stock exchange rules.

•	For incumbent Directors standing for re-election, the Nominating and Governance Committee will assess the incumbent Director’s performance during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company; the number of other company boards on which the individual serves, the composition of the Board at that time, and any changed circumstances affecting the individual Director which may bear on his or her ability to continue to serve on the Board.

•	Composition of Board and whether the prospective nominee will add to or complement the Board’s existing strengths.
Identifying and Evaluating Nominees for Directors
      The Nominating and Governance Committee initiates the process by preparing a slate of potential candidates who, based on their biographical information and other information available to the Nominating and Governance Committee, appear to meet the criteria specified above and/or who have specific qualities, skills or experience being sought (based on input from the full Board).

•	Outside Advisors. The Nominating and Governance Committee may engage a third-party search firm or other advisors to assist in identifying prospective nominees.

•	Nomination of Incumbent Directors. The re-nomination of existing Directors is not automatic, but is based on continuing qualification under the criteria set forth above and the Corporate Governance Principles of the Company.

•	Management Directors. The number of officers or employees of the Company serving at any time on the Board should be limited such that, at all times, a majority of the Directors is “independent” under applicable SEC and Nasdaq National Market rules.
      After reviewing appropriate biographical information and qualifications, first-time candidates the Nominating and Governance Committee proposes to include on the slate of potential candidates described above, including those proposed to fill any vacancy, will be interviewed by at least one member of the Nominating and Governance Committee and by the Chief Executive Officer. Upon completion of the above procedures, the Nominating and Governance Committee shall determine the list of potential candidates to be recommended to the full Board for nomination at the annual meeting or to fill any vacancy on the Board. The Board of Directors will select the slate of nominees, including any nominee to fill a vacancy, only from candidates identified, screened and approved by the Nominating and Governance Committee.
Special Option Committee
      The Special Option Committee of the Board of Directors has the authority to grant options solely to employees other than officers and Directors. The Special Option Committee, comprised of Director Harari, acted by written consent on 52 occasions during fiscal 2005. The Special Option Committee and Director Harari act pursuant to limiting guidelines adopted by the Board of Directors.

DIRECTOR COMPENSATION
      In fiscal 2005, the Compensation Committee recommended, and the Board approved, amendments to the Company’s compensation arrangements for the Company’s non-employee Directors. Under the amended compensation arrangements, each non-employee director is paid an annual retainer of $40,000. In addition, each non-employee director who is not a committee chair is paid an annual service fee of (i) $20,000 for service on the Audit Committee, (ii) $7,500 for service on the Compensation Committee and (iii) $7,500 for service on the Nominating and Governance Committee. In lieu of the standard committee service fees, each committee chair is paid an annual service fee of (i) $30,000 for chairing the Audit Committee, (ii) $12,000 for chairing the Compensation Committee and (iii) $12,000 for chairing the Nominating and Governance Committee.
      In addition, a non-employee director who first takes office and who has not been employed by the Company in the preceding 12 months will receive at the time of his or her initial appointment or election to the Board (i) an initial option grant to purchase 25,000 shares of the Company’s Common Stock, and (ii) an initial restricted stock award for the number of shares of the Company’s Common Stock determined by dividing $320,000 by the average closing sale price per share of the Company’s Common Stock on the Nasdaq Stock Market for the 5 trading days ended on, and including, the grant date.
      Each non-employee Board member who has served in that capacity for at least six months will receive an annual award consisting of (i) an option to acquire 6,250 shares of the Company’s Common Stock and (ii) a restricted stock award for the number of shares of the Company’s Common Stock determined by dividing $80,000 by the average closing sale price per share of the Company’s Common Stock on the Nasdaq Stock Market for the 5 trading days ended on, and including, the date of the Annual Meeting of Stockholders on which the award is made.
      The options described above are granted at the closing price as reported on the Nasdaq Stock Market on the date of grant and vest in accordance with the automatic stock option grant provisions of the Company’s 2005 Incentive Plan. The restricted stock awards generally vest (i) with respect to initial grants, in four equal annual installments over four years; and (ii) with respect to annual grants, in one installment at the end of one year. Additionally, each restricted stock award described above must be in compliance with the requirements of Section IV of Article Four of the Company’s 2005 Incentive Plan governing the conversion of the automatic stock option grants into restricted stock awards.
Required Vote
      The affirmative vote of the holders of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on Proposal No. 1 is required for approval of Proposal No. 1.
Recommendation of the Board of Directors
      The Board believes that Proposal No. 1 is in the Company’s best interests and in the best interests of its stockholders and recommends a vote FOR the election of all of the above nominees.
PROPOSAL NO. 2
APPROVAL OF AMENDMENTS TO THE SANDISK CORPORATION 2005 INCENTIVE PLAN
      The stockholders are being asked to approve amendments to the Company’s 2005 Incentive Plan (the “2005 Plan”) which will (1) increase the number of shares of Common Stock reserved for issuance under the 2005 Plan by an additional        ●        shares, which, based on past grant practices, is expected to be used over more than one year, and (2) give the Company the flexibility to grant certain performance-based awards that would be payable in cash and would be designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code. If stockholders approve this 2005 Plan proposal, the performance-based award feature of the 2005 Plan will also be extended through the first annual meeting of our stockholders that occurs in 2011 (this expiration time is earlier than the general expiration date of the

2005 Plan and is required under applicable tax rules). (See “Summary Description of the 2005 Incentive Plan — Stock Issuance and Cash Bonus Programs” below.)
      The shares available for grant under the 2005 Plan as of March 10, 2006 are as follows:

Shares approved for future grant under the 2005 Plan on May 27, 2005	5,700,000
Shares that became available under the 2005 Plan pursuant to the cancellation or termination of awards under predecessor plans between May 27, 2005 and March 10, 2006	508,231
Awards granted under the 2005 Plan between May 27, 2005 and March 10, 2006, net of cancellations	5,641,631

Remaining shares available for future grant under the 2005 Plan, as of March 10, 2006	566,600
      Unless an increase in the number of shares of Common stock reserved for issuance under the 2005 Plan is approved, the Company expects to exhaust the shares currently available for future grant in the third quarter of fiscal 2006. Based on past grant practices, the requested increase of        ●        shares to the 2005 Plan share reserve is expected to be used over more than one year.
      The Company believes that equity-based incentives have played a pivotal role in the Company’s efforts to attract and retain key personnel essential to the Company’s long-term growth and financial success. For that reason, the Company has structured the 2005 Plan to provide the Company with substantial flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock or stock-based awards, such as stock appreciation rights, restricted stock and restricted stock units. Accordingly, the 2005 Plan provides the Company with a broad array of equity incentives to utilize for purposes of attracting and retaining the services of key individuals. The proposed share increase will furnish the Company with the additional shares the Company needs to remain competitive in the marketplace for executive talent and other key employees.
      The proposed amendments to the 2005 Plan were approved by the Company’s Board of Directors on March 21, 2006, subject to stockholder approval at the Annual Meeting.
Summary Description of 2005 Incentive Plan
      The principal terms and provisions of the 2005 Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the 2005 Plan and is qualified in its entirety by reference to the complete text of the 2005 Plan. Any stockholder who wishes to obtain a copy of the actual plan documents may do so upon written request to Investor Relations at the Company’s principal offices at 140 Caspian Court, Sunnyvale, California 94089.
      Incentive Programs. The 2005 Plan consists of three separate equity incentive programs: (i) the discretionary grant program, (ii) the stock issuance program and (iii) the automatic grant program for the non-employee members of the Company’s Board of Directors. If stockholders approve the 2005 Plan proposal, a new cash bonus feature will be added to the stock issuance program. The principal features of each program are described below.
      Administration. The compensation committee of the Company’s Board of Directors will have the exclusive authority to administer the discretionary grant and stock issuance and cash bonus programs with respect to option grants, stock issuances and other stock-based awards made to the Company’s executive officers and Board members and will also have the authority to make grants, awards and issuances under those programs to all other eligible individuals. However, the Company’s Board of Directors may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the compensation committee to make grants, awards and issuances under those two programs to individuals other than executive officers and Board members.

      The term “plan administrator,” as used in this summary, will mean the Company’s compensation committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative authority under the 2005 Plan.
      The compensation committee will have the limited discretion under the automatic grant program to determine the number of shares subject to each grant made under that program, up to the maximum number of shares permissible per grant, but all grants will otherwise be made in strict compliance with the express terms of that program.
      Eligibility. Executive officers and employees, as well as independent consultants and contractors, in the Company’s employ or in the employ of the Company’s parent or subsidiary companies (whether now existing or subsequently established) will be eligible to participate in the discretionary grant and stock issuance and cash bonus programs. The non-employee members of the Company’s Board of Directors will also be eligible to participate in the discretionary grant and stock issuance programs as well as the automatic grant program. As of March 10, 2006, approximately 1,244 persons (including six (6) executive officers) were eligible to participate in the discretionary grant and stock issuance programs, and seven (7) non-employee board members were eligible to participate in those programs and the automatic grant program. If stockholders approve the proposed amendments to the 2005 Plan, the persons eligible to participate in the stock issuance program will also be eligible to participate in the cash bonus feature.
      Securities Subject to 2005 Plan. If the share increase which is the subject of this Proposal is approved by the Company’s stockholders, then the number of shares of the Common Stock reserved for issuance over the term of the plan will increase from approximately 6,208,231 shares to approximately        ●        shares. As part of the original provisions of the 2005 Plan previously approved by the Company’s stockholders, the share reserve is automatically increased, by up to an additional 10,000,000 shares of Common Stock, to the extent any options outstanding under the Company’s predecessor 1995 Stock Option Plan or predecessor 1995 Non-Employee Directors Stock Option Plan (collectively, the “Predecessor Plans”) subsequently expire or terminate unexercised. Such latter increase will occur whether or not the stockholders approve the share increase which is the subject of this Proposal.
      As of March 10, 2006, awards for 5,640,631 shares were outstanding under the 2005 Plan, 16,284,452 shares were outstanding under the 2005 Plan, from awards incorporated from predecessor plans, 392,502 shares were assumed in connection with acquisitions, and an additional 566,600 shares remained available for future grant under the plan.
      No participant in the 2005 Plan may receive option grants, stand-alone stock appreciation rights, direct stock issuances (whether vested or unvested) or other stock-based awards for more than 1,000,000 shares of Common Stock in any single calendar year, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. Stockholder approval of this proposal will also constitute re-approval of that 1,000,000-share limitation for purposes of Internal Revenue Code Section 162(m). This limitation will assure that any deductions to which the Company would otherwise be entitled upon the exercise of stock options or stock appreciation rights granted under the discretionary grant program will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m). In addition, one or more shares issued under the stock issuance program may also qualify as performance-based compensation that is not subject to the Section 162(m) limitation, if the vesting of those shares is tied solely to the attainment of one or more of the corporate performance milestones discussed below in the summary description of that program.
      The shares of Common Stock issuable under the 2005 Plan may be drawn from shares of the Company’s authorized but unissued Common Stock or from shares of Common Stock that the Company acquires, including shares purchased on the open market or in private transactions.
      Shares subject to any outstanding options or other awards under the 2005 Plan that remain unissued when those options or awards expire or terminate will be available for subsequent grants and awards under the 2005 Plan. Any unvested shares issued under the 2005 Plan that are subsequently forfeited or that the Company repurchases, at a price not greater than the original issue price paid per share, pursuant to the

Company’s repurchase rights under the 2005 Plan will be added back to the share reserve under the 2005 Plan and will accordingly be available for subsequent issuance.
      There are no net counting provisions in effect under the 2005 Plan. Accordingly, the following share counting procedures will apply:

•	Should the exercise price of an option be paid in shares of the Company’s Common Stock, then the number of shares reserved for issuance under the 2005 Plan will be reduced by the gross number of shares for which that option is exercised, and not by the net number of new shares issued under the exercised option.

•	Should shares of Common Stock otherwise issuable under the 2005 Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an option or stock appreciation right or the issuance or vesting of shares under the stock issuance program, then the number of shares of Common Stock available for issuance under the 2005 Plan will be reduced by the full number of shares issuable under the exercised option or stock appreciation right or the full number of shares issuable or vesting under the stock issuance program, calculated in each instance prior to any such share withholding.

•	Upon the exercise of any stock appreciation right granted under the 2005 Plan, the share reserve will be reduced by the gross number of shares as to which such stock appreciation right is exercised, and not by the net number of shares actually issued upon such exercise.
Equity Incentive Programs
      Discretionary Grant Program. Under the discretionary grant program, eligible persons may be granted options to purchase shares of the Company’s Common Stock or stock appreciation rights tied to the value of the Common Stock. The plan administrator will have complete discretion to determine which eligible individuals are to receive option grants or stock appreciation rights, the time or times when those options or stock appreciation rights are to be granted, the number of shares subject to each such grant, the vesting schedule (if any) to be in effect for the grant, the maximum term for which the granted option or stock appreciation right is to remain outstanding and the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws.
      Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than one hundred percent of the fair market value of the option shares on the grant date. No granted option will have a term in excess of seven years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under such immediately exercisable options will be subject to repurchase by the Company, at the lower of the exercise price paid per share or the fair market value per share, if the optionee ceases service prior to vesting in those shares.
      Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.
      The 2005 Plan will allow the issuance of two types of stock appreciation rights under the discretionary grant program:

•	Tandem stock appreciation rights provide the holders with the rights to surrender their options for an appreciation distribution from the Company in an amount equal to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares.

•	Stand-alone stock appreciation rights allow the holders to exercise those rights as to a specific number of shares of Common Stock and receive in exchange an appreciation distribution from the Company in an amount equal to the excess of (i) the fair market value of the shares of Common Stock as to which those rights are exercised over (ii) the aggregate base price in effect for those shares. The base price per share may not be less than the fair market value per share of Common Stock on the date the stand-alone stock appreciation right is granted, and the right may not have a term in excess of seven years.
      The distribution on any exercised tandem or stand-alone stock appreciation right will be made in shares of the Company’s Common Stock. Stock appreciation rights will remain exercisable for a limited period following the holder’s cessation of service, but only to the extent those rights are exercisable at the time of such cessation of service. The plan administrator will have complete discretion to extend the period following the holder’s cessation of service during which his or her outstanding stock appreciation rights may be exercised and/or to accelerate the exercisability or vesting of those stock appreciation rights in whole or in part. Such discretion may be exercised at any time while the stock appreciation right remains outstanding, whether before or after the holder’s actual cessation of service.
      Repricing Prohibition. The plan administrator may not implement any of the following repricing programs without obtaining stockholder approval: (i) the cancellation of outstanding options or stock appreciation rights in return for new options or stock appreciation rights with a lower exercise price per share, (ii) the cancellation of outstanding options or stock appreciation rights with exercise prices per share in excess of the then current fair market value per share of Common Stock for consideration payable in the Company’s equity securities or (iii) the direct reduction of the exercise price in effect for outstanding options or stock appreciation rights.
      Stock Issuance and Cash Bonus Programs. Shares may be issued under the stock issuance program at a price per share not less than their fair market value, payable in cash or other valid consideration under Delaware law. Shares may also be issued as a bonus for past services without any cash purchase price required of the recipient. Shares of Common Stock may also be issued under the program pursuant to share right awards or restricted stock units, which entitle the recipients to receive those shares, without the payment of any cash purchase price, upon the attainment of designated performance goals or the completion of a prescribed service period or upon the expiration of a designated time period following the vesting of those awards or units, including (without limitation), a deferred distribution date following the termination of the recipient’s service with the Company.
      The maximum number of shares which may be issued without cash consideration under the stock issuance program (whether as direct stock issuances or pursuant to restricted stock units or other share-right awards) may not exceed ten percent (10%) of the total number of shares of Common Stock from time to time authorized for issuance under the 2005 Plan, including (without limitation): (i) any shares added to the 2005 Plan reserve by reason of the expiration or termination of outstanding options under the Predecessor Plans prior to exercise, (ii) any increases to the reserve under the 2005 Plan approved by the Company’s stockholders, including the increase which is the subject of this Proposal, and (iii) any adjustments to the share reserve by reason of stock dividends, stock splits or similar transactions affecting the outstanding Common Stock.
      The plan administrator will have complete discretion under the program to determine which eligible individuals are to receive such stock issuances or stock-based awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award, the vesting schedule to be in effect for the issuance or award and the cash consideration (if any) payable per share. The shares issued may be fully and immediately vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. If stockholders approve the 2005 Plan proposal, the plan administrator will also have discretion under the program to determine which eligible individuals may be granted cash bonus opportunities that are intended to be “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, as described below. Performance-based awards granted under the 2005 Plan that may be paid only in cash and not related to shares and that are granted to any one individual in any one calendar year will not provide for payment of more than $5,000,000

      In order to assure that the compensation attributable to one or more restricted stock issuances, restricted stock units or other stock-based awards, or cash bonus opportunities under the program will qualify as performance-based compensation which will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under Section 162(m), the plan administrator will also have the discretionary authority to structure one or more restricted stock issuances, restricted stock units or other stock-based awards so that the shares of Common Stock subject to those issuances, units or awards or, in the case of a cash bonus opportunity, the right to receive any payment with respect to such opportunity, will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (1) return on total stockholder equity; (2) earnings per share; (3) net income or operating income (before or after taxes, acquisition-related charges and charges for stock-based compensation); (4) earnings before interest, taxes, depreciation and amortization; (5) earnings before interest, taxes, depreciation, amortization, acquisition-related charges and charges for stock-based compensation, (6) sales or revenue targets; (7) return on assets, capital or investment; (8) cash flow; (9) market share; (10) cost reduction goals; (11) budget comparisons; (12) measures of customer satisfaction; (13) any combination of, or a specified increase in, any of the foregoing; (14) new product development or successful completion of research and development projects; and (15) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions intended to increase the Company’s revenue or profitability or enhance the Company’s customer base. In addition, such performance goals may be based upon the attainment of specified levels of the Company’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Company’s business units or divisions or any parent or subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned.
      The plan administrator will have the discretionary authority at any time to accelerate the vesting of any and all shares of restricted stock or other unvested shares outstanding under the stock issuance program. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares which were intended at the time of issuance to qualify as performance-based compensation under Section 162(m), except in the event of certain involuntary terminations or changes in control or ownership.
      Outstanding restricted stock units or other stock-based awards under the stock issuance program will automatically terminate, and no shares of the Company’s Common Stock will actually be issued in satisfaction of those units or awards, if the performance goals or service requirements established for such units or awards are not attained. The plan administrator, however, will have the discretionary authority to issue shares of the Company’s Common Stock in satisfaction of one or more outstanding restricted stock units or other stock-based right awards as to which the designated performance goals or service requirements are not attained. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to units or awards which were intended at the time of issuance to qualify as performance-based compensation under Section 162(m), except in the event of certain involuntary terminations or changes in control or ownership.
      Automatic Grant Program. Under the automatic grant program, each non-employee board member will automatically receive, upon his or her initial appointment or election to the Board, an option grant for a specified number of shares of the Company’s Common Stock, provided such individual has not been in the Company’s employ during the immediately preceding twelve months. In addition, on the date of each annual stockholders meeting, each individual serving as a non-employee board member at that time will automatically be granted an option to purchase a specified number of shares of the Company’s Common Stock, provided such individual has served on the Company’s board for at least six months. The specific number of shares subject to each such initial or annual option grant will be determined by the compensation committee of the Company’s Board of Directors, but will not exceed 150,000 shares in the case of an initial grant or 40,000 shares in the case of an annual grant. Accordingly, the size of the initial option grant may vary as to each new non-employee board member, and the size of the annual option grants may vary from year to year.

      Each automatic grant will have an exercise price per share equal to the fair market value per share of the Company’s Common Stock on the grant date and will have a term of seven years, subject to earlier termination following the optionee’s cessation of board service. The option will be immediately exercisable for all of the option shares; however, the Company may repurchase, at the lower of the exercise price paid per share or the fair market value per share, any shares purchased under the option which are not vested at the time of the optionee’s cessation of board service. The shares subject to each initial 150,000-or-less-share automatic option grant will vest in four successive equal annual installments upon the optionee’s completion of each year of board service over the four-year period measured from the grant date. The shares subject to each annual automatic option grant made to a continuing board member will vest upon the earlier of (i) that individual’s completion of one year of board service measured from the grant date or (ii) such individual’s continuation in board service through the day immediately preceding the date of the next annual stockholders meeting following such grant date. However, the shares will immediately vest in full upon the optionee’s death or disability while a board member or upon the occurrence of certain changes in ownership or control.
      The option grants under the automatic option grant program will be taxable as non-statutory options under the Federal income tax laws.
      Our compensation committee will have the authority to award to one or more non-employee board members, in lieu of all or a portion of the initial or annual automatic option grants, unvested shares of the Company’s Common Stock or restricted stock units covering such shares which in each instance have an aggregate fair market value substantially equal to the fair value (as determined for financial reporting purposes in accordance with Financial Accounting Standard 123R or any successor standard) of the automatic option grant which such award replaces. Any such alternative award will be made at the same time the automatic option grant which it replaces would have been made, and the vesting provisions (including vesting acceleration) applicable to such award will be substantially the same as in effect for the automatic option grant so replaced.
Option Grants
      The following table sets forth, as to our Chief Executive Officer and our four other most highly compensated executive officers with base salary and bonus for the 2005 fiscal year in excess of $100,000 (collectively referred to herein as the “Named Executive Officers”) and the other individuals and groups indicated, the number of shares of our common stock subject to option grants made under the Plan from the May 27, 2005 effective date through March 10, 2006, together with the weighted average exercise price per share in effect for such option grants.

		Number of		Weighted
		Shares Underlying		Average
		Options Granted		Exercise Price
Name and Position		(#)		Per Share ($)

Named Executive Officers:
Eli Harari	President & CEO	200,000	(1)	26.09
Sanjay Mehrotra	Executive VP & COO	100,000	(2)	59.04
Judy Bruner	Executive VP, Administration & CFO	80,000	(3)	59.04
Nelson Chan	EVP, Consumer Products & Corp. Marketing	80,000	(4)	59.04
Yoram Cedar	EVP, Handset Business & Corp. Engineering	100,000	(5)	47.64
All current executive officers as a group (6 persons)		760,000	(6)	45.00

	Number of	Weighted
	Shares Underlying	Average
	Options Granted	Exercise Price
Name and Position	(#)	Per Share ($)

Directors:
Irwin Federman	6,250	26.09
Catherine P. Lego	6,250	26.09
Michael Marks	6,250	26.09
James D. Meindl	6,250	26.09
Alan F. Shugart	6,250	26.09
Eddy W. Hartenstein	25,000	49.60
Steven J. Gomo	25,000	49.23
All current non-employee directors as a group (7 persons)	81,250	40.44
All employees, including current officers who are not executive officers, as a group (approximately 1,243 persons)	4,664,975	57.67

(1)	Consists of options for 200,000 shares granted on May 27, 2005 at an exercise price of $26.09.

(2)	Consists of options for 100,000 shares granted on February 16, 2006 at an exercise price of $59.04.

(3)	Consists of options for 80,000 shares granted on February 16, 2006 at an exercise price of $59.04.

(4)	Consists of options for 80,000 shares granted on February 16, 2006 at an exercise price of $59.04. Excludes options for 2,300 shares granted on February 16, 2006 at an exercise price of $59.04 to Mr. Chan’s spouse, an employee of the Company. Mr. Chan disclaims beneficial ownership of the securities held by his spouse.

(5)	Consists of options for 80,000 shares granted on September 23, 2005 at an exercise price of $44.79 and options for 20,000 shares granted on February 16, 2006 at an exercise price of $59.04.

(6)	Includes options for 200,000 shares granted to Dr. Randhir Thakur, one of our executive officers, on September 27, 2005 at an exercise price of $44.32.
Restricted Stock Units
      The following table sets forth, as to our Named Executive Officers and the other individuals and groups indicated, the number of shares of our common stock subject to restricted stock unit awards made under the 2005 Plan from the May 27, 2005 effective date through March 10, 2006. Each unit will entitle the recipient to one share of our common stock, without payment of any cash purchase price, when that unit vests.

		Number of Shares
		Underlying
		Restricted Stock
Name and Position		Units (#)

Named Executive Officers:
Eli Harari	President & CEO	0
Sanjay Mehrotra	Executive VP & COO	0
Judy Bruner	Executive VP, Administration & CFO	0
Nelson Chan	EVP, Consumer Products & Corp. Marketing	0
Yoram Cedar	EVP, Handset Business & Corp. Engineering	0
All current executive officers as a group (6 persons)		75,000 (1)

Number of Shares
Underlying
Restricted Stock
Name and Position	Units (#)

Directors:
Irwin Federman	2,500
Steven J. Gomo	6,554
Eddy W. Hartenstein	6,134
Catherine P. Lego	2,500
Michael Marks	2,500
James D. Meindl	2,500
Alan F. Shugart	2,500
All current non-employee directors as a group (7 persons)	25,188
All employees, including current officers who are not executive officers, as a group (approximately 49 persons)	154,146

(1)	Includes 75,000 shares of our common stock subject to restricted stock unit awards made under the 2005 Plan to Dr. Randhir Thakur, one of our executive officers.
New Plan Benefits
      No stock options or other awards will be made under the 2005 Plan on the basis of the share increase which is the subject of this Proposal at any time prior to stockholder approval of that increase.
General Provisions
      Vesting Acceleration. In the event the Company should experience a change in control, the following special vesting acceleration provisions will be in effect for all options, stock appreciation rights and other awards granted or made under the discretionary grant and stock issuance programs:

(i) Each outstanding option or stock appreciation right under the discretionary grant program will automatically accelerate in full upon a change in control, if that option or stock appreciation right is not assumed or otherwise continued in effect by the successor corporation or replaced with a cash retention program which preserves the spread existing on the unvested shares subject to the option or stock appreciation right (the excess of the fair market value of those shares over the exercise or base price payable for such shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those shares.

(ii) All unvested shares outstanding under the discretionary grant and stock issuance programs will immediately vest upon a change in control, except to the extent the Company’s repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. Each outstanding restricted stock unit or other stock-based award under the stock issuance program will vest as to the number of shares of the Company’s Common Stock subject to such unit or award upon the occurrence of a change in control, unless the unit or award is assumed by the successor corporation or otherwise continued in effect or is replaced with a cash retention program which preserves the fair market value of the underlying shares and provides for subsequent payout of that value in accordance with the same vesting schedule in effect for those shares.

(iii) The plan administrator will have complete discretion to grant one or more options or stock appreciation rights under the discretionary grant program which will vest and become exercisable for all the shares in the event the individual’s service with the Company or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction in which those options or stock appreciation rights are assumed or otherwise continued in effect. The vesting of outstanding shares and the vesting and issuance of the shares of Common Stock subject to outstanding restricted stock units or other stock-based awards under the stock issuance program may also be structured to accelerate upon similar terms and conditions.

(iv) The plan administrator will have the discretion to structure one or more option grants or stock appreciation rights under the discretionary grant program so that those options or stock appreciation rights will immediately vest upon a change in control, whether or not the options or stock appreciation rights are to be assumed or otherwise continued in effect. The plan administrator may also structure unvested stock issuances or restricted stock units or other share rights awards under the stock issuance program so that those issuances or awards will in all events vest immediately upon a change in control.

(v) A change in control will be deemed to occur in the event (a) the Company is acquired by merger or asset sale, (b) there occurs a stockholder-approved sale, transfer or other disposition (including in whole or in part through one or more licensing arrangements) of all or substantially all of the Company’s assets, or (c) there occurs any transaction or series of related transactions pursuant to which any person or group of related persons becomes directly or indirectly the beneficial owner of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s stockholders.

(vi) The plan administrator will also have the discretionary authority to structure one or more outstanding options or stock appreciation rights under the discretionary grant program so that those options or stock appreciation rights will, immediately prior to the effective date of a hostile take-over, vest and become exercisable as to all the shares of Common Stock at the time subject to those options or stock appreciation rights. In addition, the plan administrator will have the authority to structure one or more awards under the stock issuance program so that the shares of Common Stock subject to those awards will immediately vest upon the consummation of a hostile take-over. Alternatively, the plan administrator may condition such vesting acceleration upon the subsequent termination of the individual’s service within a designated period following the effective date of such hostile take-over.

(vii) A hostile take-over will be deemed to occur if (a) there is a change in the majority of the Company’s Board of Directors as a result of one or more contested elections for board membership or (b) securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are acquired pursuant to a hostile tender offer.

      The acceleration of vesting in the event of a change in the ownership or control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.
      Changes in Capitalization. In the event any change is made to the outstanding shares of the Company’s Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2005 Plan; (ii) the maximum number and/or class of securities by which the share reserve may increase by reason of the expiration or termination of unexercised options under the Predecessor Plans, (iii) the maximum number and/or class of securities which may be issued without cash consideration under the stock issuance program, (iv) the maximum number and/or class of securities for which any one person may be granted stock options, stand-alone stock appreciation rights, direct stock issuances (whether vested or unvested) and other stock based awards under the 2005 Plan per calendar year; (v) the number and/or class of securities and the exercise price or base price per share in effect under each outstanding option or stock appreciation right; (vi) the number and/or class of securities subject to each outstanding restricted stock unit or other stock based award and the cash consideration (if any) payable per share; and (vii) the maximum number and/or class of securities for which grants may subsequently be made under the automatic grant program to new and continuing non-employee board members. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the 2005 Plan or the outstanding awards thereunder.

      Valuation. The fair market value per share of the Company’s Common Stock on any relevant date under the 2005 Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market. On March 10, 2006, the fair market value per share of the Company’s Common Stock determined on such basis was $53.06.
      Stockholder Rights and Transferability. No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. The holder of a stock appreciation right will not have any stockholder rights with respect to the shares subject to that right unless and until such person exercises the right and becomes the holder of record of any shares of the Company’s Common Stock distributed upon such exercise. Options are not assignable or transferable other than by will or the laws of inheritance following the optionee’s death, and during the optionee’s lifetime, the option may only be exercised by the optionee. However, the plan administrator may structure one or more non-statutory options under the 2005 Plan so that those options will be transferable during optionee’s lifetime to one or more members of the optionee’s family or to a trust established for the optionee and/or one or more such family members or to the optionee’s former spouse, to the extent such transfer is in connection with the optionee’s estate plan or pursuant to a domestic relations order. Stand alone stock appreciation rights will be subject to the same transferability restrictions applicable to non-statutory options.
      A participant will have certain stockholder rights with respect to the shares of Common Stock issued to him or her under the 2005 Plan, whether or not his or her interest in those shares is vested. Accordingly, the participant will have the right to vote such shares and to receive dividends paid on such shares, but will not have the right to transfer such shares prior to vesting. A participant will not have any stockholder rights with respect to the shares of Common Stock subject to a restricted stock unit or other share right award until that unit or award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding restricted stock units or other share-right awards, subject to such terms and conditions as the plan administrator may deem appropriate.
      Special Tax Election. The plan administrator may provide one or more holders of options, stock appreciation rights, vested or unvested stock issuances, restricted stock units or any other stock-based awards under the 2005 Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which they become subject in connection with the exercise of those options or stock appreciation rights, the issuance of vested shares or the vesting of unvested shares issued to them. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of the Company’s Common Stock in payment of such withholding tax liability.
      Amendment and Termination. The Company’s Board of Directors may amend or modify the 2005 Plan at any time, subject to any stockholder approval requirements under applicable law or regulation or pursuant to the listing standards of the stock exchange (or the Nasdaq National Market) on which the Company’s shares of Common Stock are at the time primarily traded. Unless sooner terminated by the Company’s Board of Directors, the 2005 Plan will terminate on the earliest of (i) March 15, 2015, (ii) the date on which all shares available for issuance under the 2005 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options, stock appreciation rights, restricted stock units and other stock-based awards in connection with certain changes in control or ownership.
      Subplans. The compensation committee of the Company’s Board of Directors will have the authority to adopt and implement from time to time such subplans under the 2005 Plan as it may deem necessary in order to bring the 2005 Plan into compliance with applicable laws and regulations of any foreign jurisdictions in which grants or awards are to be made or to obtain favorable tax treatment in those foreign jurisdictions for the individuals to whom the grants or awards are made.
Summary of Federal Income Tax Consequences
      The following is a summary of the Federal income taxation treatment applicable to the Company and the participants who receive awards under the 2005 Plan.

      Option Grants. Options granted under the discretionary grant program may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. The Company will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the Company will be required to collect the withholding taxes applicable to such income from the optionee.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the Company’s taxable year in which such ordinary income is recognized by the optionee.
      Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of Common Stock on the exercise date over the base price in effect for the exercised right, and the Company will be required to collect the withholding taxes applicable to such income from the holder.

      The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.
      Direct Stock Issuances. The tax principles applicable to direct stock issuances under the 2005 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.
      Restricted Stock Units. No taxable income is recognized upon receipt of a restricted stock unit. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the Company will be required to collect the withholding taxes applicable to such income from the holder. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.
      Deductibility of Executive Compensation. The Company anticipates that any compensation deemed paid by the Company in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options or stock appreciation rights will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of the Company’s executive officers. Accordingly, the compensation deemed paid with respect to options and stock appreciation rights granted under the 2005 Plan will remain deductible by the Company without limitation under Section 162(m). However, any compensation deemed paid by the Company in connection with shares issued under the stock issuance program will be subject to the $1 million limitation, unless the vesting of the shares is tied solely to one or more of the performance milestones described above under the section entitled “Stock Issuance and Cash Bonus Program.” As also described above, if stockholders approve the 2005 Plan proposal, the Company intends to grant cash bonus opportunities under the 2005 Plan designed to satisfy the requirements for deductibility under Section 162(m).
      Accounting Treatment. Pursuant to the accounting standards established by Statement of Financial Accounting Standards No. 123R, Share-Based Payment, or SFAS 123R, the Company is required to expense all share-based payments, including grants of stock options, stock appreciation rights, restricted stock units and all other awards under the 2005 Plan, commencing with the Company’s 2006 fiscal year which began on January 2, 2006. Accordingly, stock options and stock appreciation rights which are granted to the Company’s employees and non-employee Board members will have to be valued at fair value as of the grant date under an appropriate valuation formula, and that value will then have to be charged as a direct compensation expense against the Company’s reported earnings over the designated vesting period of the award. Similar option expensing will be required for any unvested options outstanding on the January 2, 2006 effective date, with the fair value as of the grant date of those unvested options to be expensed against the Company’s reported earnings over the remaining vesting period. For shares issuable upon the vesting of restricted stock units awarded under the 2005 Plan, the Company will be required to amortize over the vesting period a compensation cost equal to the fair market value of the underlying shares on the date of the award. If any other shares are unvested at the time of their direct issuance, then the fair market value of those shares at that time will be charged to the Company’s reported earnings ratably over the vesting period. Such accounting treatment for restricted stock units and direct stock issuances will be applicable whether vesting is tied to service periods or performance goals. The issuance of a fully-vested stock bonus will result in an immediate charge to the Company’s earnings equal to the fair market value of the bonus shares on the issuance date.
      Option grants and other awards made under the 2005 Plan to non-employee consultants will result in a direct charge to the Company’s reported earnings based on the fair value of each such award as measured on each vesting date for that award. Accordingly, such charge will include the appreciation in the fair value of the award over the period between the grant date and each applicable vesting date.

Required Vote
      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on Proposal No. 2 is required for approval of the amendments to the 2005 Plan described above. Should such approval not be obtained, then the 2005 Plan will continue in full force and effect, and (i) stock options and other stock or stock-based awards will continue to be made under the 2005 Plan until the share reserve under that plan as last approved by the Company’s stockholders is exhausted and (ii) the Company will not have the flexibility to grant performance-based awards that would be payable in cash and satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code.
Recommendation of the Board of Directors
      The Board believes that Proposal No. 2 is in the Company’s best interests and in the best interests of its stockholders and recommends a vote FOR the approval of the amendments to the 2005 Plan.
PROPOSAL NO. 3
INCREASE IN NUMBER OF SHARES OF AUTHORIZED COMMON STOCK
      The Company is asking the stockholders to approve an amendment to the Company’s Certificate of Incorporation to increase the authorized shares of the Company’s Common Stock from 400,000,000 shares to 800,000,000 shares. The Board of Directors of the Company believes the increase in the authorized shares is necessary to provide the Company with the flexibility to act in the future with respect to financings, acquisitions, stock splits and other corporate purposes, without the delay and expense of obtaining stockholder approval each time an opportunity requiring the issuance of shares may arise.
      On March 10, 2006, the Company had approximately 194,527,482 shares of Common Stock issued and outstanding. Also on that date, the Company had approximately 22,317,585 shares of Common Stock subject to outstanding equity-based awards under the Company’s 2005 Plan, including awards incorporated from predecessor plans and options assumed in connection with acquisitions, 566,600 shares available for future grant under such plan and an aggregate of approximately 4,886,091 shares available for issuance under the Company’s Employee Stock Purchase Plan and International Employee Stock Purchase Plan. Approximately 225 million shares of the Company’s 400 million authorized shares have been issued or are reserved for issuance and thus few shares are available to the Company for use in connection with its future financing and other corporate needs. The lack of authorized Common Stock available for issuance could unnecessarily limit or delay the Company’s ability to pursue opportunities for future financings, acquisitions and other transactions. The Company could also be limited in its ability to effectuate future stock splits or stock dividends.
      The availability of authorized but unissued shares of Common Stock might be deemed to have the effect of preventing or discouraging an attempt by another person to obtain control of the Company, because the additional shares could be issued by the Board of Directors, which could dilute the stock ownership of such person. The Company has no plans for such issuances and this proposal is not being proposed in response to a known effort to acquire control of the Company.
      In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a stockholder’s investment. In the absence of a proportionate increase in the Company’s earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company’s capital stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected.
      The additional shares of Common Stock to be authorized by adoption of the amendment to the Certificate of Incorporation would have rights identical to the currently outstanding shares of Common Stock, and adoption of the proposed amendment to the Certificate of Incorporation would not affect the rights of the holders of currently outstanding shares of Common Stock.
Required Vote
      Adoption of the amendment to the Certificate of Incorporation to increase the Company’s authorized Common Stock requires the vote of a majority of the issued and outstanding shares of the Company’s Common Stock. Votes, abstentions and broker non-votes will be counted as set forth above in “VOTING RIGHTS.” If the proposal is approved, the Company intends to file an amendment to its Certificate of Incorporation in substantially the form attached to this proxy statement as Annex B promptly after the Meeting. The amendment to the Certificate of Incorporation will be effective immediately upon acceptance of filing by the Secretary of State of the State of Delaware. Thereafter, the Board of Directors would generally be free to issue Common Stock without further action on the part of the stockholders.
Recommendation of the Board of Directors
      The Board believes that Proposal No. 3 is in the Company’s best interests and in the best interests of its stockholders and recommends a vote FOR the increase in the number of shares of the Company’s authorized Common Stock from 400,000,000 shares to 800,000,000 shares.
PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee of the Company’s Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, and is asking the Company’s stockholders to ratify this appointment. The affirmative vote of the holders of a majority of the shares present or represented by proxy at the meeting and entitled to vote on this Proposal No. 4 will be required to ratify the selection of Ernst & Young LLP.
      In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will reconsider its appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.
      Ernst & Young LLP has audited the Company’s financial statements annually since 1991. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
      The following is a summary of the fees billed to the Company by Ernst & Young LLP for professional services rendered during the 2005 and 2004 fiscal years:

	2005		2004

(a) Audit Fees	$	●	$1,355,000
(b) Audit Related Fees		●	221,000
(c) Tax Fees		●	416,000
(d) All Other Fees		●	30,000

(a)	Audit fees consist of professional services provided in connection with the audit of the Company’s financial statements and review of the Company’s quarterly financial statements. These audit fees also include professional services provided in connection with the annual audit of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, the audit of the Company’s employee benefit plan and other statutory audits of subsidiaries or affiliates of the Company.

(b)	Audit related fees consist primarily of accounting consultations, services provided in connection with regulatory filings, technical accounting guidance and other attestation services.

(c)	For fiscal years 2005 and 2004, tax fees principally included tax compliance fees, including expatriate compliance services. Total compliance fees were ● and $360,000 for 2005 and 2004, respectively. Tax fees also include tax advice and tax planning fees of ● and $56,000 for fiscal 2005 and 2004, respectively.

(d)	All other fees includes services provided in connection with the Company’s expatriate relocation programs.

      All of the 2005 services described above were pre-approved by the Audit Committee to the extent required by Section 10A of the Securities Exchange Act of 1934, which requires audit committee pre-approval of audit and non-audit services provided by the Company’s independent auditors. In accordance with Section 10A under the Securities Exchange Act of 1934, the Audit Committee may delegate to any member of the Audit Committee (referred to as the “Audit Committee Delegate”) the authority to pre-approve services not prohibited by law to be performed by the Company’s independent auditors. The Audit Committee has appointed Catherine P. Lego as the Audit Committee Delegate and as such, Ms. Lego reports any decision to pre-approve permissible services to the full Audit Committee at its next regular meeting. In addition, from time to time, the Audit Committee has adopted and/or revised a Pre-Approval Policy under which particular services or categories of services are pre-approved, subject to certain specified maximum dollar amounts. Such pre-approval is generally granted for a term of twelve months from the date of pre-approval and automatically renews at the end of the one-year period unless revoked or revised by the Audit Committee.
      The Audit Committee has concluded that the provision of the audit-related services, tax services, financial information systems design and implementation services and other non-audit services identified above is compatible with the principal accountants’ independence.
Required Vote
      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal No. 4 is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. Should such stockholder approval not be obtained, the Board of Directors will reconsider its appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.
Recommendation of the Board of Directors
      The Board believes that Proposal No. 4 is in the Company’s best interests and in the best interests of its stockholders and recommends a vote FOR the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
      The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of March 10, 2006 by (i) all persons known by the Company based solely on inspection of 13G filings made with the Securities and Exchange Commission (the “SEC”) to be beneficial owners of five percent (5%) (as set forth in the Summary Compensation Table included below) or more of its outstanding Common Stock, (ii) each Director of the Company, (iii) the Named Executive Officers and (iv) all current executive officers and Directors of the Company as a group. Unless otherwise indicated, the principal address of each of the stockholders below is c/o SanDisk Corporation, 140 Caspian Court, Sunnyvale, California 94089.
      Unless otherwise indicated and pursuant to applicable community property laws, the persons named in the following table have sole voting and investment power with respect to all shares of Common Stock. The number of shares beneficially owned includes Common Stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days after March 10, 2006, including, but not limited to, upon the exercise of a stock option.
      Percentage of beneficial ownership is based upon 194,527,482 shares of Common Stock outstanding on March 10, 2006. For each individual, this percentage includes Common Stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days after March 10, 2006, including, but not limited to, upon the exercise of a stock option; however, such Common Stock will not be deemed outstanding for the purpose of computing the percentage owned by any other individual. Such calculation is required by General Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934, as amended.

	Amount and Nature of Beneficial Ownership

Name or Group of Beneficial Owners	Number of Shares	Percentage Owned (%)

Entities Controlled by Capital Group International, Inc.(1)	26,875,480	13.82
Entities Controlled by CAM North America, LLC(2)	14,783,060	7.60
Judy Bruner(3)	190,524	*
Yoram Cedar(4)	246,740	*
Nelson Chan(5)	300,010	*
Irwin Federman(6)	116,994	*
Steven J. Gomo(7)	25,000	*
Dr. Eli Harari(8)	5,572,394	2.86
Eddy W. Hartenstein(9)	25,000	*
Catherine P. Lego(10)	433,298	*
Michael E. Marks(11)	134,250	*
Sanjay Mehrotra(12)	557,366	*
Dr. James D. Meindl(13)	118,514	*
Alan F. Shugart(14)	38,250	*
All directors and current executive officers as a group (13 persons)(15)	7,759,840	3.99

*	Less than 1% of the outstanding Common Stock.

(1)	The principal address of Capital Group International, Inc. (“CGII”) is 11100 Santa Monica Blvd., Los Angeles, California, 90025. Pursuant to a joint Schedule 13G/ A filed with the SEC on February 9, 2006 by and on behalf of Capital Guardian Trust Company (“CGTC”) and Capital International Limited (“CIL”), CGII reported that it had sole voting power over 21,790,100 shares of Common Stock and sole dispositive power over 26,875,480 shares of Common Stock, CGTC reported that it had sole voting power over 8,049,500 shares of Common Stock and sole dispositive power over 10,690,800 shares of Common Stock, and CIL reported that it had sole voting power over 7,670,400 shares of Common

Stock and sole dispositive power over 9,214,880 shares of Common Stock. Each of the above entities has disclaimed beneficial ownership of such shares of Common Stock pursuant to Rule 13d-4 under the Securities Exchange Act of 1934, as amended.

(2)	The principal address of CAM North America, LLC (“CAM”) is 399 Park Avenue, New York, New York, 10022. Pursuant to a joint Schedule 13G filed with the SEC February 15, 2006 by and on behalf of CAM, Salomon Brothers Asset Management Inc. (“SBAM”), Smith Barney Fund Management LLC (“SBFM”), and TIMCO Asset Management Inc. (“TIMCO”), CAM reported that it had shared voting power over 8,403,368 shares of Common Stock and shared dispositive power over 10,113,616 shares of Common Stock, SBAM reported that it had shared voting and dispositive power over 618,352 shares of Common Stock, SBFM reported that it had shared voting and dispositive power over 4,036,380 shares of Common Stock, and TIMCO reported that it had shared voting and dispositive power over 14,712 shares of Common Stock.

(3)	Comprised of 5,400 shares held as community property in the name of Ms. Bruner and her husband, 153,124 shares subject to outstanding option granted to Ms. Bruner, which were exercisable on March 10, 2006 or within 60 days after that date, and 32,000 shares subject to immediately exercisable options granted to Ms. Bruner, but some of the shares subject to those options are currently unvested and would, if purchased, be subject to a repurchase right of the Company that lapses over time.

(4)	Includes 9,046 shares held in the name of a trust for the benefit of Mr. Cedar and his spouse. Also includes 235,125 shares subject to outstanding options granted to Mr. Cedar, which were exercisable on March 10, 2006 or within 60 days after that date.

(5)	Includes 293,748 shares subject to outstanding options owned by Mr. Chan, which were exercisable on March 10, 2006 or within 60 days after that date. Also includes 10 shares owned by Mr. Chan’s spouse and 393 shares subject to outstanding options granted to Mr. Chan’s spouse, which were exercisable on March 10, 2006 or within 60 days after that date. Mr. Chan disclaims beneficial ownership of the securities held by his spouse.

(6)	Includes 38,250 shares subject to immediately exercisable options granted to Mr. Federman, but some of the shares subject to those options are currently unvested and would, if purchased, be subject to a repurchase right of the Company that lapses over time.

(7)	Includes 25,000 shares subject to immediately exercisable options granted to Mr. Gomo, but some of the shares subject to those options are currently unvested and would, if purchased, be subject to a repurchase right of the Company that lapses over time.

(8)	Includes 3,018,663 shares held in the name of a trust for the benefit of Dr. Harari and his spouse. Also includes 2,328,702 shares subject to outstanding options granted to Dr. Harari, which were exercisable on March 10, 2006, or within 60 days after that date. Also includes 45,332 shares owned directly by his son and 161,972 shares held in the name of a trust for the benefit of his children.

(9)	Includes 25,000 shares subject to immediately exercisable options granted to Mr. Hartenstein, but some of the shares subject to those options are currently unvested and would, if purchased, be subject to a repurchase right of the Company that lapses over time.

(10)	Includes 303,580 shares held in the name of a trust of which Ms. Lego is co-trustee. Also includes 124,250 shares subject to immediately exercisable options granted to Ms. Lego, but some of the shares subject to those options are currently unvested and would, if purchased, be subject to a repurchase right of the Company that lapses over time.

(11)	Includes 5,000 shares held in the name of a trust for the benefit of Mr. Marks and his spouse, 15,000 shares held by a limited liability company controlled by Mr. Marks, 6,000 shares held in the name of a trust for the benefit of his son and 6,000 shares held in the name of a trust for the benefit of his daughter. Also includes 102,250 shares subject to immediately exercisable options granted to Mr. Marks, but some of the shares subject to those options would, if exercised, be subject to a repurchase right of the Company that lapses over time.

(12)	Includes 32,558 shares held in the name of a trust for the benefit of Mr. Mehrotra and his spouse. Also includes 524,808 shares subject to outstanding options granted to Mr. Mehrotra, which were exercisable on March 10, 2006 or within 60 days after that date.

(13)	Comprised of 48,264 shares held as community property in the name of Dr. Meindl and his spouse and 70,250 shares subject to immediately exercisable options granted to Dr. Meindl, but some of the shares subject to those options are currently unvested and would, if purchased, be subject to a repurchase right of the Company that lapses over time.

(14)	Comprised of 38,250 shares subject to immediately exercisable options granted to Mr. Shugart, but some of the shares subject to those options are currently unvested and would, if purchased, be subject to a repurchase right of the Company that lapses over time.

(15)	Includes shares subject to options exercisable within 60 days after March 10, 2006, including those identified in notes (3), (4), (5), (6), (7), (8), (9), (10), (11) (12), (13) and (14).
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Directors, executive officers, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission (“SEC”). Officers, Directors and stockholders holding more than ten percent (10%) of the outstanding capital stock of the Company are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.
      Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 2005 fiscal year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2005 fiscal year, the Company believes that all executive officers, stockholders holding more than 10% of the outstanding capital stock of the Company and Board members complied with all their reporting requirements under Section 16(a) for such fiscal year, except that one late Form 4 report was filed for each of the following executive officers: Dr. James D. Meindl on August 9, 2005 and Yoram Cedar on September 23, 2005.
Equity Compensation Information for Plans or Individual Arrangements with Employees and
Non-Employees
      The following table provides information as of March 10, 2006 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans. Other than as described in footnote (4) to the following table, there are no assumed plans under which any options to acquire such shares or other equity-based awards may be granted.

	(A)		(B)	(C)

Number of Securities
	Number of Securities		Weighted	Remaining Available for Future
	to be Issued upon		Average Exercise	Issuance Under Equity
	Exercise of		Price of	Compensation Plans
	Outstanding Options		Outstanding	(Excluding Securities Reflected
Plan Category	and Rights		Options(1)	in Column A)

Equity Compensation Plans Approved by Stockholders(2)	21,925,083	(3)(4)(5)	$29.15	5,452,691 (7)
Equity Compensation Plans Not Approved by Stockholders	N/A		N/A	N/A

Total	21,925,083	(4)(6)	$29.15	5,452,691

(1)	Weighted average exercise price of outstanding options; excludes restricted stock units.

(2)	Consists solely of the 2005 Plan, including options incorporated from predecessor plans, the 2005 Employee Stock Purchase Plan, the 2005 International Employee Stock Purchase Plan (together with the 2005 Employee Stock Purchase Plan, (the “Purchase Plans”).

(3)	Excludes purchase rights accruing under the Company’s Purchase Plans, which have a combined stockholder-approved reserve of 5,000,000 shares. Under the Purchase Plans, each eligible employee may purchase up to 1,500 shares of Common Stock at the end of each six-month offering period (the last U.S. business day in January and July each year) at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of Common Stock on the employee’s entry date into that six-month offering period or (ii) the closing selling price per share on the purchase date.

(4)	Excludes 253,164 outstanding options with a weighted average exercise price of $6.62 and a weighted average estimated remaining life of 8.46 years and 139,338 outstanding restricted stock units to acquire shares of the Company’s Common Stock under equity compensation plans or arrangements assumed by the Company in connection with its acquisition of Matrix Technologies, Inc., which had originally granted those options and restricted stock units.

(5)	Includes 5,386,297 outstanding options and 254,334 restricted stock units outstanding under the 2005 plan. Also includes 16,284,452 outstanding options under predecessor plans.

(6)	Weighted average estimated remaining life of the outstanding options is 7.00 years.

(7)	Consists of shares available for future issuance under the 2005 Plan and the Purchase Plans. As of March 10, 2006, 566,600 shares of Common Stock were available for issuance under the 2005 Plan and 4,886,091 shares of Common Stock were available for issuance under the combined share reserve for the Purchase Plans.
FORM 10-K
      The Company filed an Annual Report on Form 10-K with the SEC on March 15, 2006. Stockholders may obtain a copy of this report, without charge, by writing to Investor Relations at the Company’s principal executive offices located at 140 Caspian Court, Sunnyvale, California 94089. The Annual Report on Form 10-K is also available on the Company’s website at www.sandisk.com.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Summary of Cash and Certain Other Compensation
      The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years by the Named Executive Officers. No other executive officers who would have otherwise been included in such table on the basis of their salary and bonus earned for the 2005 fiscal year resigned or terminated employment during that fiscal year.
Summary Compensation Table

				Long-Term
				Compensation	All Other
	Annual Compensation			Awards	Compensation

			Underlying	Securities
Name & Principal Position	Years	Salary ($)(1)	Bonus ($)(2)	Options (#)	($)

Dr. Eli Harari	2005	721,873	1,740,000	400,000	6,300	(3)
President, Chief Executive	2004	618,982	1,440,000	600,000	6,150	(3)
Officer, Director	2003	538,491	1,000,000	400,000	6,000	(3)
Sanjay Mehrotra	2005	421,768	858,235	300,000	6,300	(3)
Executive Vice President &	2004	358,083	625,000	375,000	6,145	(3)
Chief Operating Officer	2003	318,148	500,000	250,000	6,000	(3)
Judy Bruner(4)	2005	363,937	653,249	125,000	0
Executive Vice President,	2004	176,208	325,000	450,000 (5)	0
Administration & CFO
Nelson Chan	2005	363,634	600,000	150,000 (6)	6,300	(3)
Executive Vice President,	2004	320,491	500,000	300,000 (6)	6,150	(3)
Consumer Products & Corporate	2003	276,404	400,000	150,000 (6)	6,000	(3)
Marketing
Yoram Cedar	2005	320,299	500,000	230,000	6,300	(3)
Executive Vice President,	2004	264,334	400,000	200,000	6,150	(3)
Handset Business & Corporate	2003	237,558	250,000	100,000	5,163	(3)
Engineering

(1)	Includes salary deferral contributions to the Company’s 401(k) Plan.

(2)	Bonus earned for the year indicated but paid in the following year.

(3)	Company paid 401(k) match.

(4)	Ms. Bruner joined the Company as an executive officer on June 21, 2004.

(5)	Excludes 32,000 option shares granted on May 20, 2004 in connection with Ms. Bruner’s service as a member of the Board of Directors. This grant was subsequently cancelled when Ms. Bruner resigned from the Board in July, 2004.

(6)	Does not include option shares granted to Mr. Chan’s spouse, an employee of the Company, in the amount of 1,950 shares in 2005 and 2,800 shares in 2004. Mr. Chan disclaims any beneficial ownership of the options held by his spouse.

Stock Options
      The following table contains information concerning the stock option grants made to each of the Named Executive Officers for fiscal 2005. Except for the limited stock appreciation rights described in footnote (2) below, no stock appreciation rights were granted to those individuals during fiscal 2005.
Individual Grants

		% of Total			Potential Realizable Value
	Number of	Options			at Assumed Annual Rates of
	Securities	Granted to			Stock Price Appreciation for
	Underlying	Employees	Exercise		Option Term(5)
	Options	in Fiscal	Price	Expiration
Name	Granted(1)(2)	Year(3)	($/Sh)(4)	Date	5%($)	10%($)

Dr. Eli Harari	200,000	3.17	24.18	1/2/2015	3,040,282	7,704,064
	200,000	3.17	26.09	5/26/2012	2,124,250	4,950,406

Sanjay Mehrotra	300,000	4.75	24.18	1/2/2015	4,560,422	11,556,095

Judy Bruner	125,000	1.98	24.18	1/2/2015	1,900,176	4,815,040

Nelson Chan(6)	150,000	2.38	24.18	1/2/2015	2,280,211	5,778,048

Yoram Cedar	150,000	2.38	24.18	1/2/2015	2,280,211	5,778,048
	80,000	1.27	44.79	9/22/2012	1,458,722	3,399,443

(1)	The grant dates for the listed options were January 3, 2005, May 27, 2005 and September 23, 2005. Each of the listed options will become exercisable for 25% of the option shares upon the optionee’s continuation in service through the one year anniversary of the grant date and will become exercisable for the remaining shares in a series of twelve (12) successive quarterly installments upon the optionee’s completion of each additional three (3)-month period of service with the Company over the 36-month period measured from the one year anniversary date.

(2)	Each option will become immediately exercisable for all the option shares upon an acquisition of the Company by merger or asset sale, unless the option is assumed or replaced by the acquiring entity. Each option granted prior to May 27, 2005 (and expiring before May 26, 2015) has a maximum term of ten (10) years and each option granted on or after May 27, 2005 (and expiring on or after May 26, 2015) has a maximum term of seven (7) years, subject to earlier termination in the event of the optionee’s cessation of service with the Company. Each option includes a limited stock appreciation right that will allow the optionee, upon the acquisition of 50% or more of the Company’s outstanding voting stock pursuant to a hostile tender offer, to surrender that option to the Company, to the extent the option is at the time exercisable for vested shares, in exchange for a cash distribution based on the tender offer price.

(3)	The Company granted options to purchase 6,310,668 shares of Common Stock to all employees during fiscal 2005.

(4)	The exercise price may be paid in cash, in shares of the Company’s Common Stock valued at fair market value on the exercise date, or the extent permissible under applicable law and Company policy, through a cashless exercise procedure involving a same day sale of the purchased shares.

(5)	Potential gains are net of exercise price, but before taxes associated with exercise. There is no assurance that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels of assumed annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(6)	Does not include options for 1,950 shares granted to Mr. Chan’s spouse, an employee of the Company. Mr. Chan disclaims beneficial ownership of the options held by his spouse.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
      The following table sets forth information concerning option exercises and option holdings for the 2005 fiscal year by each of the Named Executive Officers. No stock appreciation rights were exercised during such year or were outstanding at the end of that year.

			Number of Securities		Value of Unexercised in-the-
	Number of		Underlying Unexercised		Money Options at FY-End
	Shares	Aggregate Value	Options at FY-End (#)		($)(2)
	Acquired on	Realized
Name	Exercise (#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Dr. Eli Harari	417,014	15,656,125	2,453,702	1,000,000	123,627,235	38,964,750
Sanjay Mehrotra	415,000	12,506,277	622,621	602,189	35,760,329	22,930,069
Judy Bruner	171,000	3,916,400	125,750	406,250	5,814,485	16,839,375
Nelson Chan(3)	441,928	15,714,752	389,373	390,627	18,364,668	14,767,332
Yoram Cedar	198,000	7,004,218	182,249	389,751	8,356,524	13,289,990

(1)	Equal to the fair market value of the shares at the time of acquisition over the option exercise price paid for those shares.

(2)	Based on the fair market value of the Company’s Common Stock at December 30, 2005, the last trading day of the Company’s fiscal year which ended January 1, 2006, $62.82 per share (the closing selling price of the Company’s Common Stock on that date on the Nasdaq National Market), less the exercise price payable for such shares.

(3)	Excludes option exercises and outstanding options held by Mr. Chan’s spouse, an employee of the Company. During fiscal 2005, Mr. Chan’s spouse acquired 3,425 shares of the Company’s Common Stock on exercise of stock options with an aggregate value realized of $101,204. As of the end of fiscal 2005, Mr. Chan’s spouse has no exercisable options and 4,275 shares underlying unexercisable options with an aggregate value of $160,043. Mr. Chan disclaims beneficial ownership with respect to these securities.
AUDIT COMMITTEE REPORT
      The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
      The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended January 1, 2006 included in the Company’s Annual Report on Form 10-K for that year.
      The Audit Committee has reviewed and discussed the audited financial statements with management of the Company.
      The Audit Committee has discussed with the Company’s independent public auditors, Ernst & Young LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements.
      The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as amended, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from the Company.

      Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2006 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
of the Board of Directors

Catherine P. Lego, Ch.
Irwin Federman
Steven J. Gomo
Alan F. Shugart
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
      The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
      The Compensation Committee of the Board of Directors has overall responsibility for the Company’s compensation policies and determines the compensation payable to the Company’s executive officers, including their participation in certain of the Company’s employee benefit and stock option plans.
      General Compensation Policy. The overall policy of the Compensation Committee is to provide the Company’s executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee’s objective to have a substantial portion of each executive officer’s compensation contingent upon the Company’s performance as well as upon the officer’s own level of performance. Accordingly, the compensation package for each executive officer and key employee is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in effect at companies within and outside the industry in which the Company competes for executive talent, (ii) annual variable performance awards payable in cash and based upon both the Company’s financial performance and the individual officer’s personal performance and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company’s stockholders. As an executive officer’s level of responsibility increases, it is the intent of the Compensation Committee to have a greater portion of the executive officer’s total compensation be dependent upon Company performance and stock price appreciation rather than base salary.

Factors. The principal factors which the Compensation Committee considered in establishing the components of each executive officer’s compensation package for the 2005 fiscal year are summarized below. The Compensation Committee may, however, at its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

Base Salary. For comparative compensation purposes for the 2005 fiscal year, the Compensation Committee selected a peer group of companies both within and outside the industry which are comparable in size and growth pattern with the Company and which compete with the Company for executive talent. The base salary for each executive officer was then determined on the basis of the following factors: the salary levels in effect for comparable positions at the peer group companies (determined on the basis of their published 2004 fiscal year data), the experience and personal performance of the officer and internal comparability considerations. The weight given to each of these factors differed from individual to individual, as the Compensation Committee deemed appropriate. The compensation level for the Company’s executive officers for the 2005 fiscal year ranged from the 50th percentile to the 60th percentile of the base salary levels in effect for executive officers with comparable positions at the peer group companies, based on the published 2004 fiscal year data for those companies.

In selecting companies to survey for such compensation purposes, the Compensation Committee considered many factors not directly associated with the stock price performance of those companies, such as geographic location, development stage, organizational structure and market capitalization. For this reason, there is not a meaningful correlation between the companies included within the peer group identified for comparative compensation purposes and the companies included within the S&P Semiconductor Company Stock Index which the Company has selected as the industry index for purposes of the stock performance graph appearing later in this Proxy Statement.

Annual Incentive Compensation. For the 2005 fiscal year, the Compensation Committee utilized a traditional bonus formula as the first step in establishing the cash incentive component of each executive officer’s compensation package. Under the bonus formula in effect for the 2005 fiscal year, pre-tax profits were set aside to fund the bonus pool at an average of 150% of target payout for achieving revenue and net income growth targets for the fiscal year. Each executive officer’s participation in that pool was based upon a target bonus, which ranged from 75% to 100% of the officer’s base salary for the 2005 fiscal year. However, the actual bonuses paid from the pool were calculated by using a multiplier, which reflected the executive officer’s individual performance in the 2005 fiscal year. Multipliers ranged from 240% of base salary for exceptional performance to 0% for performance requiring improvement. Accordingly, the executive officer’s incentive compensation for the 2005 fiscal year was dependent first upon the size of the bonus pool tied to the Company’s financial performance for the year based on the Company’s achievement of actual net income before taxes and revenue growth for the 2005 fiscal year in excess of the targeted net income before taxes and target revenue growth in the Operating Plan approved by the Board for the 2005 fiscal year and then upon the executive officer’s individual performance.

The Compensation Committee may also recommend a discretionary bonus in recognition of special contributions during the year. For the 2005 fiscal year, such discretionary bonuses were awarded to each of the Company’s executive officers in recognition of the substantial contributions each of them made to the Company’s financial results for the 2005 fiscal year.

Long-Term Incentive Compensation. Long-term incentives have historically been provided through stock option grants. The grants are designed to align the interests of each executive officer with those of the Company’s stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of the Company’s Common Stock at a fixed price per share (the closing market price on the grant date) over a specified period of time (up to 7 years). Each option generally vests and becomes exercisable in installments over the executive officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term.

The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer’s current position with the Company, the size of comparable awards made to individuals in similar positions within the industry, the individual’s potential for increased responsibility and promotion over the option term, and the individual’s personal performance in recent periods. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company’s executive officers.

In the future, restricted stock units will also be used to provide long-term incentive to the Company’s executive officers in an effort to minimize stock expense to the company and dilution. The restricted stock units will be used in conjunction with stock option grants to provide competitively valued stock awards. Based on the Black-Scholes valuation method, restricted stock will be used at a ratio of 1 unit to 3 options. The 2005 Plan caps the use of restricted shares to 10% of the pool.

      CEO Compensation. The Compensation Committee increased the annual base salary for Dr. Harari, the Company’s Chief Executive Officer and President, to $725,000 for the 2005 fiscal year. It has been the continuing objective of the Compensation Committee to provide Dr. Harari with a compensation package that: (i) provides a level of base salary competitive with that paid to other chief executive officers of the peer group companies and (ii) makes a significant percentage of the total compensation package contingent upon Company performance. However, the base salary component of Dr. Harari’s compensation package is intended to provide him with a level of stability and certainty each year. Accordingly, this element of Dr. Harari’s compensation is not affected to any significant degree by Company performance factors and, for the 2005 fiscal year, remained at the 50th percentile of the base salary levels in effect for other chief executive officers at the same peer group of companies surveyed for comparative compensation purposes. The remaining components of the compensation earned by Dr. Harari for the 2005 fiscal year were entirely dependent upon both the Company’s financial performance and his individual performance and provided no dollar guarantees. Dr. Harari’s share of the bonus pool established for the 2005 fiscal year was $1,450,000 because the Company’s performance, as measured in terms of net income before taxes and revenue growth, exceeded the pre-established milestones for the 2005 fiscal year and his performance contributed substantially to that financial result. His total incentive compensation for the 2005 fiscal year was 240% of his target bonus for that year. In addition, due to provisions in the 1995 Plan that limited the maximum number of shares that may be granted to any one individual over the term of the plan the Compensation Committee revisited Dr. Harari’s long term incentive compensation when the 2005 Incentive Plan was approved and granted Dr. Harari an additional 200,000 stock options. The options were intended to provide Dr. Harari with a significant incentive to remain in the Company’s employ and to contribute to the creation of stockholder value in the form of stock price appreciation. Accordingly, the options are subject to four-year vesting schedules and will not have any value unless the market price of the Company’s Common Stock appreciates over the market price in effect at the time the grants were made.
      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The limitation applies only to compensation which is not considered to be performance-based, either because it is not tied to the attainment of performance milestones or because it is not paid pursuant to a stockholder-approved plan. The Compensation Committee believes it is important to maintain incentive compensation at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation. The Compensation Committee believes that in establishing the cash and equity incentive compensation programs for the Company’s executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. Accordingly, the Compensation Committee may provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash bonus programs tied to the Company’s financial performance or equity awards in the form of restricted stock or restricted stock units, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. The Compensation Committee believes that it is important to maintain cash and equity incentive compensation at the requisite level to attract and maintain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Submitted by the Compensation Committee
of the Board of Directors

Alan F. Shugart, Ch.
Michael E. Marks
Dr. James D. Meindl
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      The Compensation Committee of the Company’s Board of Directors was formed in June 1990 and is comprised of Directors Michael E. Marks, Dr. James D. Meindl and Alan F. Shugart. None of these individuals was at any time during fiscal 2005, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL AGREEMENTS
      Other than the Change of Control Benefit Agreements described below, none of the Company’s executive officers have employment agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors.
Change of Control Benefits Agreements with the Company’s Executive Officers
      The Company has entered into a Change of Control Benefits Agreement with each of Messrs. Mehrotra, Chan and Cedar, effective as of May 20, 2004, with Ms. Bruner, effective as of June 21, 2004 and Dr. Randhir Thakur, effective as of March 21, 2006. Except for Dr. Thakur’s, each such agreement was amended in August 2005 to include restricted stock and restricted stock units.
      Pursuant to each such agreement, upon a Change of Control (as defined in the agreement) each covered officer will be deemed to have one additional year of vesting service for purposes of the officer’s vesting in the Company’s outstanding equity awards. Further, if within 12 months following the Change of Control (1) the officer terminates his or her employment with the Company for Good Reason (as defined in the agreement) or (2) the Company or the acquiring party terminates the officer’s employment without Cause (as defined in the agreement), the covered officer will be entitled to the following severance benefits:

•	a cash payment equal to the sum of (A) one times the officer’s annual base compensation at the time of the Change of Control or the time of termination, whichever annual base salary amount is greater, plus (B) the officer’s annual target bonus in effect for the year of the termination;

•	accelerated vesting of any Company equity awards that are outstanding and otherwise unvested at the time of the termination and up to one year after the termination to exercise any vested Company equity awards;

•	continued medical, disability, life and other insurance coverage for a period of 24 months after the termination; and

•	executive-level outplacement services, an office and administrative support for a period of 12 months after the termination.

      The agreements further provide that if a covered officer is subject to excise taxes under Section 4999 of the Internal Revenue Code of 1986, the officer will be entitled to receive an additional payment (net of income, employment and excise taxes) to compensate the executive for any such excise tax.
      The agreements will each be effective until either mutually terminated by the officer and the Company or upon a termination of the officer’s employment that does not constitute a Change of Control Termination (as defined in the agreement) subject to a maximum of 10 years from the effective date.
Change of Control Benefits Agreement with Dr. Eli Harari
      The Company entered into a Change of Control Benefits Agreement with Dr. Eli Harari, its Chief Executive Officer and President, effective as of May 20, 2004, as amended in August 2005. The Company’s agreement with Dr. Harari is substantially identical to the Change of Control Benefits Agreements with its executive officers as described above, except that Dr. Harari’s agreement provides that the cash payment component of the severance benefits is equal to the sum of (A) two times his annual base compensation at the time of the Change of Control or the time of termination, whichever annual base salary amount is greater, plus (B) 200% of his annual target bonus in effect for the year of the termination.
2005 Plan
      In addition, the 2005 Plan provides that the outstanding awards held by the Chief Executive Officer and the Company’s other executive officers will immediately accelerate in full, and all unvested shares of Common Stock at the time held by such individuals under the 2005 Plan will immediately vest, in the event their employment is to be terminated (whether involuntarily or through a forced resignation) within twelve (12) months after any acquisition of the Company by merger or asset sale in which these options and shares do not otherwise vest. The Compensation Committee of the Board of Directors also has the authority as plan administrator of the 2005 Plan to provide for the accelerated vesting of the outstanding awards under the 2005 Plan held by the Chief Executive Officer and the Company’s other executive officers and the immediate vesting of all unvested shares of Common Stock at the time held by such individuals under the 2005 Plan, in the event their employment is to be terminated (whether involuntarily or through a forced resignation) following a successful tender offer for more than fifty percent (50%) of the Company’s outstanding Common Stock or a change in the majority of the Board as a result of one or more contested elections for Board membership.

STOCK PERFORMANCE GRAPH
     The following graph compares the cumulative total stockholder return on the Common Stock with that of the Standard & Poors 500 Stock Index, a broad market index published by S&P, a selected S&P Semiconductor Company stock index compiled by Morgan Stanley & Co. Incorporated and the Philadelphia Semiconductor Index. The comparison for each of the periods assumes that $100 was invested on December 31, 2000 in the Company’s Common Stock, the stocks included in the S&P 500 Stock Index, the stocks included in the S&P Semiconductor Company Stock Index and the stocks included in the Philadelphia Semiconductor Index. These indices, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by an individual investor.
Comparison of Cumulative Total Return From
December 31, 2000 to January 1, 2006
Among SanDisk Corporation, S&P 500 Stock Index,
S&P Semiconductor Company Stock Index and Philadelphia Semiconductor Index
     Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Stock Performance Graph and reference to the Audit Committee Charter and independence of the Audit Committee members are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

CERTAIN TRANSACTIONS
      The Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”) authorizes the Company to provide indemnification of the Company’s Directors and officers, and the Company’s Restated Bylaws (the “Bylaws”) require the Company to indemnify its Directors and officers, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). In addition, each of the Company’s current Directors and executive officers has entered into a separate indemnification agreement with the Company. Finally, the Certificate and Bylaws limit the liability of Directors to the Company or its stockholders to the fullest extent permitted by the DGCL.
      The Company intends that all future transactions between the Company and its officers, Directors, principal stockholders and their affiliates be approved by the Audit Committee, and be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.
OTHER BUSINESS
      The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

Eli Harari
President and Chief Executive Officer
April 13, 2006

ANNEX A
PROPOSED AMENDED 2005 INCENTIVE PLAN
[TO COME]

A-1

Annex B
CERTIFICATE OF AMENDMENT TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SANDISK CORPORATION
a Delaware corporation
      The undersigned, Eli Harari and Charles Van Orden, hereby certify that:
        ONE: They are the duly elected and acting President and Secretary, respectively, of said corporation.
        TWO: The Amended and Restated Certificate of Incorporation of said corporation, filed on November 13, 1995, as amended by the Certificate of Designations of said corporation, filed on April 24, 1997, as amended by the Certificate of Amendment of said corporation filed on December 13, 1999 and as amended by the Certificate of Amendment of said corporation filed on May 11, 2000 shall be amended as set forth in this Certificate of Amendment.
        THREE: Section A of ARTICLE IV of the Amended and Restated Certificate of Incorporation is amended to read in its entirety as follows:
        “A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the corporation is authorized to issue is Eight Hundred Four Million (804,000,000) shares, par value $0.001 per share. Eight Hundred Million (800,000,000) shares shall be Common Stock and Four Million (4,000,000) shares shall be Preferred Stock.”
        FOUR: The foregoing Certificate of Amendment has been duly approved by the Board of Directors of the Corporation.
        FIVE: The foregoing Certificate of Amendment has been duly approved by the requisite number of shares of the Corporation in accordance with Section 242 of the Delaware General Corporation Law. The total number of shares entitled to vote with respect to the foregoing amendment was • shares of Common Stock. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock. No shares of Preferred Stock are outstanding.
[Signature Page Follows]

B-1

        IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment on •, 2006.

Eli Harari
President

Charles Van Orden
Secretary

B-2